Exhibit (99)(16)

OHIO NATIONAL FUND, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints KIMBERLY A. PLANTE his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of (i) the ON Equity Portfolio and the ON Capital Appreciation Portfolio each into the ON BlackRock Advantage Large Cap Core Portfolio; (ii) the ON ICON Balanced Portfolio into the ON BlackRock Balanced Allocation Portfolio and (iii) the ON Clearbridge Small Cap Portfolio into the ON BlackRock Advantage Small Cap Growth Portfolio, each a series of Ohio National Fund, Inc. (the “Fund”) and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he might or could do in person in his capacity as a Director of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Todd Brockman R. Todd Brockman	Treasurer (Principal Financial and Accounting Officer)	May 16, 2019

/s/ Michael J. DeWeirdt Michael J. DeWeirdt	President (Principal Executive Officer)	May 16, 2019

/s/ Lawrence L. Grypp Lawrence L. Grypp	Director	May 16, 2019

/s/ Geoffrey Keenan Geoffrey Keenan	Director	May 16, 2019

/s/ Madeleine W. Ludlow Madeleine W. Ludlow	Director	May 16, 2019

/s/ John J. Palmer John J. Palmer	Director	May 16, 2019

/s/ George M. Vredeveld George M. Vredeveld	Director	May 16, 2019

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